Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Second Quarter 2014 Financial Results

LITTLETON, MA – August 11, 2014 — Dover Saddlery, Inc. (NASDAQ:DOVR), the leading omni-channel retailer of equestrian products, today reported financial results for the second quarter ended June 30, 2014.

Second Quarter Results

Total revenues for the second quarter of 2014 increased 6.2% to $24.4 million, compared to revenues of $22.9 million achieved in the second quarter of 2013. Retail store channel revenues increased 13.2% to $13.3 million, primarily due to the opening of new stores, while same-store sales increased 5.8% versus the second quarter of 2013.

Net income for the second quarter decreased to $261,000, compared to $355,000 achieved in the second quarter of 2013. Resulting earnings per diluted share decreased to $0.05, versus earnings per diluted share of $0.06 in the corresponding period of the prior year.

The second quarter was a very strong one for our retail channel,” said Stephen L. Day, president and CEO of Dover Saddlery, “which helped power a recovery in earnings per diluted share to $0.05, from a loss of ($0.10) in the first quarter. “Our stores are well-stocked, so that along with our outstanding customer service, we can assist our customers with all their needs during show season. Our retail stores are outperforming the domestic sporting goods industry, with our same-stores sales growing at 5.8% versus an average decline of 4.5% for the industry, according to data from the U.S. Department of Commerce.”

Adjusted EBITDA for the second quarter of 2014 declined to $1,102,000, from $1,198,000 in the second quarter of 2013. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Year-to-Date Results

For the first six months of 2014, total revenues increased 7.6% to $44.1 million from $41.0 million achieved in the same period in 2013. Revenues from the retail channel increased 16.4% to $22.1 million and same-store sales increased 5.0%. Net loss for the first six months of 2014 was ($281,000) compared to ($183,000) for the prior period. The resulting loss per diluted share increased to $(0.05) from $(0.03) in the first half of 2013.

Business Outlook 2014

Dover Saddlery is planning to open four to six retail stores in 2014. Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on other business prospects.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 4:30 P.M. EDT today to discuss the first quarter 2014 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/, this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2014, the prospects for overall revenue growth, growth and relative performance of the retail channel, profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Revenues, net- direct	$11,092	$11,211	$22,004	$21,995
Revenues, net – retail stores	13,281	11,732	22,081	18,974

Revenues, net — total	$24,373	$22,943	$44,085	$40,969
Cost of revenues	15,005	14,306	27,642	25,932

Gross profit	9,368	8,637	16,443	15,037
Selling, general and administrative expenses	8,747	7,810	16,772	15,075

Income (loss) from operations	621	827	(329)	(38)
Interest expense, financing and other related costs, net	168	147	309	271
Other investment income	(56)	(26)	(55)	(37)

Income (loss) before income tax provision (benefit)	509	706	(583)	(272)
Provision (benefit) for income taxes	248	351	(302)	(89)

Net income (loss)	$261	$355	$(281)	$(183)

Net income (loss) per share
Basic	$0.05	$0.07	$(0.05)	$(0.03)

Diluted	$0.05	$0.06	$(0.05)	$(0.03)

Number of shares used in per share calculation
Basic	5,364,000	5,338,000	5,358,000	5,338,000
Diluted	5,771,000	5,515,000	5,358,000	5,338,000

Other Operating Data:

Number of retail stores(1)	22	19	22	19
Capital expenditures	586	369	925	745
Gross profit margin	38.4%	37.6%	37.3%	36.7%

(1)	Includes twenty-one Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Net income (loss)	$261	$355	$(281)	$(183)

Other comprehensive loss:
Change in fair value of	4	33	13	50
interest rate swap contract, net of tax

Total comprehensive income (loss)	$265	$388	$(268)	$(133)

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30,	Dec. 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$209	$319
Accounts receivable	1,161	1,300
Inventory	27,301	23,633
Prepaid catalog costs	1,013	974
Prepaid expenses and other current assets	2,436	1,277
Deferred income taxes	354	355

Total current assets	32,474	27,858
Net property and equipment	5,993	5,763

Other assets:
Deferred income taxes	1,410	1,495
Intangibles and other assets, net	782	758

Total other assets	2,192	2,253

Total assets	$40,659	$35,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$1,005	$290
Current portion – term notes	786	786
Current portion – Capex term loan	792	630
Accounts payable	2,191	2,352
Accrued expenses and other current liabilities	5,392	7,201
Income taxes payable	-	1,006
Total current liabilities	10,166	12,265

Long-term liabilities:
Revolving line of credit	7,835	95
Capex term loan, net of current portion	2,422	2,818
Term notes, net of current portion	3,732	4,125
Capital lease obligation, net of current portion	76	96
Interest rate swap contract	166	189

Total long-term liabilities	14,231	7,323
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,160,103 and 6,147,263 issued and 5,364,238 and 5,351,398 outstanding as of June 30, 2014 and December 31, 2013, respectively	1	1
Additional paid in capital	46,548	46,304
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(109)	(122)
Accumulated deficit	(24,096)	(23,815)

Total stockholders’ equity	16,262	16,285

Total liabilities and stockholders’ equity	$40,659	$35,874

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Net income (loss)	$261	$355	$(281)	$(183)
Depreciation	353	284	695	547
Amortization of intangible assets	18	17	37	34
Stock-based compensation	110	70	220	139
Interest expense, financing and	168	147	309	271
other related costs, net
Other investment income	(56)	(26)	(55)	(37)
Provision (Benefit) for income taxes	248	351	(302)	(89)

Adjusted EBITDA	$1,102	$1,198	$623	$682